Exhibit 10.45

LA ROSA HOLDINGS CORP.

THIS AGREEMENT, dated as of January 10, 2022 between La Rosa Holdings Corp., a State of Nevada corporation (the “Principal”), having its principal place of business at 120 Celebration Blvd, 2nd Floor, Celebration, Florida 34747 and Bonilla Opportunity Fund I, LTD (“Share Partner”), having its principal place of business at 7901 Kingspointe Parkway, Ste 8, Orlando Fl 32819.

RECITALS

WHEREAS, Share Partner has assisted and continues to assist Principal in engaging professionals and providing general consulting advice for the creation of a IPO structure for Principal to go public; and

WHEREAS, the Principal has engaged Share Partner to perform certain advisory services for the Principal related to IPO process, to perform services for the Principal, including capital raising, and as subject to the terms and conditions of this Agreement;

THEREFORE, for the mutual promises contained herein, the parties hereto agree as follows:

AGREEMENT

1.    ENGAGEMENT OF SHARE PARTNER. Principal confirms its continuing engagement of Share Partner and Share Partner hereby agrees to continue rendering advisory services for the Principal (the “Services”), upon the terms and conditions hereinafter set forth.

A.    Duties. Share Partner performs its services as reasonably requested by the Principal, including but not limited to the Services described herein. Share Partner shall devote Consultant's commercially reasonable efforts to raise capital for payment of costs associated with the IPO, work in coordination with all other professionals and consultants to structure and assist the IPO process.

B.    Responsibilities. Assist with the analysis of the Principal’s business objectives; through ELP Global PLLC, assist with structure and contracts for returning franchisee business under the IPO umbrella entity; and other services as may be requested by Principal. Share Partner shall be responsible for compensation to ELP Global PLLC for legal advice and related services to the IPO, not the Principal.

2.     TERM. The term of this Agreement shall commence on the execution date and shall continue until Principal is trading on a Senior Exchange.

3.    COMPENSATION. The Principal agrees to compensate the Share Partner in the following manner as consideration of the Services to be rendered hereunder:

A.    Monthly: $0.00 (waived)

B.    Payable upon a Senior Exchange Listing: $0.00 (waived)

C.    Share Offering: Total 4% (2% to Carlos G. Bonilla or its designee, 2% to Carlos J. Bonilla or its designee - through this Agreement).

(a) Upon execution of this Agreement, the Principal agrees to sell to the Consultant, or its designees, at par value shares of Principal common stock equal to four percent (4%) of the Principal’s fully-diluted shares outstanding at a price of $.0001 per share. Such shares are to be held in book entry at the transfer agent and shall not be eligible to be sold by the Share Partner until the Principal trades on a Senior Exchange. The Share Partner shall be granted anti-dilution protection so that the Share Partner shall receive additional shares immediately after the Senior Exchange Listing so that the Share Partner retains 4% of the Principal’s fully-diluted shares outstanding after the Senior Exchange Listing, including all shares issued or issuable associated with the Senior Exchange Listing; and

4.    INDEPENDENT CONTRACTOR.

It is expressly agreed that Share Partner is acting as an independent contractor in performing its services hereunder, and this Agreement is not intended to, nor does it create, an employer-employee relationship nor shall it be construed as creating any joint venture or partnership between the Principal and Share Partner.

5.    ASSIGNMENT.

No assignment of this Agreement shall be allowed unless it is in writing and approved by the parties.

7.    GENERAL PROVISIONS.

A.        Governing Law and Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida. Each of the parties hereto consents to such jurisdiction for the enforcement of this Agreement and matters pertaining to the transaction and activities contemplated hereby.

B.        Complete Agreement. This Agreement supersedes any and all of the other agreements, either oral or in writing, between the Parties with respect to the subject matter hereof and contains all of the covenants and agreements between the parties with respect to such subject matter in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party, or anyone herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding. This Agreement may be changed or amended only by an amendment in writing signed by all of the Parties or their respective successors-in-interest.

C.        Binding. Except as aforesaid, this Agreement shall be binding upon and inure to the benefit of the successors-in-interest, assigns and personal representatives of the respective Parties.

D.        Notices. All notices and other communications provided for or permitted hereunder shall be made by hand delivery, first class mail, telex or telecopied, addressed as follows:

Principal:	LaRosa Realty Corp.
120 Celebration Blvd,
2nd Floor
Celebration, Florida 34747
Attn: Joe LaRosa, CEO
joe@larosarealtycorp.com

Advisor:	Bonilla Opportunity Fund I, LTD
(“Share Partner”)
7901 Kingspointe Parkway, Ste 8, Orlando
Fl 32819
E-mail: carlos @elpglobal.com

E.         Unenforceable Terms. Any provision hereof prohibited by law or unenforceable under the law of any jurisdiction in which such provision is applicable shall as to such jurisdiction only be ineffective without affecting any other provision of this Agreement. To the full extent, however, that such applicable law may be waived to the end that this Agreement be deemed to be a valid and binding agreement enforceable in accordance with its terms, the Parties hereto hereby waive such applicable law knowingly and understanding the effect of such waiver.

F.          Execution in Counterparts. This Agreement may be executed in several counterparts and when so executed shall constitute one agreement binding on all the Parties, notwithstanding that all the Parties are not signatory to the original and same counterpart.

G.         Entire Agreement. This Agreement, together with the documents and exhibits referred to herein, embodies the entire understanding among the parties and merges all prior discussions or communications among them, and no party shall be bound by any definitions, conditions, warranties, or representations other than as expressly stated in this Agreement, or as subsequently set forth in writing, signed by the duly authorized representatives of all of the parties hereto. This agreement, when executed shall supersede and render null and void any and all preceding oral or written understandings and agreements.

H.    Not Acting as a Broker-Dealer/Legal. The Principal hereby acknowledges that Share Partner is not a licensed broker-dealer and is not raising capital for the Principal.

10.  INDEMNIFICATION.

Share Partner agrees to indemnify and hold harmless the Principal and its affiliates and their directors, officers and employees from and against all taxes, losses, damages, liabilities, costs and expenses, including attorneys’ fees and other legal expenses, arising directly or indirectly from or in connection with (i) any negligent, reckless or intentionally wrongful act of Share Partner or Consultant’s assistants, employees, contractors or agents, (ii) a determination by a court or agency that the Share Partner is not an independent contractor, (iii) any material breach by the Share Partner or Consultant’s assistants, employees, contractors or agents of any of the covenants contained in this Agreement and corresponding Confidential Information and Invention Assignment Agreement, (iv) any failure of Share Partner to perform the Services in accordance with all applicable laws, rules and regulations, or (v) any violation of a third party’s rights resulting in whole or in part from the Principal’s use of the Inventions or other deliverables of Share Partner under this Agreement.

Principal agrees to indemnify and hold harmless the Share Partner and its affiliates and their directors, officers and employees from and against all taxes, losses, damages, liabilities, costs and expenses, including attorneys’ fees and other legal expenses, arising directly or indirectly from or in connection with any negligent, reckless or intentionally wrongful act of the Principal or the Principal’s officers, directors, employees, contractors or agents.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.

“PRINCIPAL’’		“SHARE PARTNER’’

LA ROSA HOLDINGS CORP.		BONILLA OPPORTUNITY FUND I, LTD

By:	/s/ Joseph La Rosa, Director	BONILLA OPPORTUNITY FUND I, LTD, a
	Joseph La Rosa, Director	Florida limited partnership

By: BONILLA DEVELOPERS INC, a Florida corporation; the General Partner

		By:	/s/ Carlos G. Bonilla, President
Carlos G. Bonilla, President

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